UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2010
DUNCAN ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-33266	20-5639997
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

1100 Louisiana St., 10th Floor, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On September 29, 2010, William Ordemann, an Executive Vice President of DEP Holdings, LLC, our general partner, entered into a retention agreement with Enterprise Products Company (“EPCO”) dated effective October 1, 2010. Pursuant to the retention agreement, Mr. Ordemann will be entitled to a retention payment of $2.5 million, less applicable withholding taxes (the “Retention Payment”), following the completion of 48 months of continuous employment with EPCO from October 1, 2010 (the “Retention Period”).
     Mr. Ordemann, or his designated beneficiary in the event of his death, will be entitled to the full Retention Payment in the event his employment with EPCO is terminated prior to the end of the Retention Period due to (i) his death, (ii) his disability, (iii) his job elimination by EPCO, (iv) a business reorganization of EPCO or (v) a sale of EPCO or Enterprise Products Partners L.P., a Delaware limited partnership (“EPD”). Mr. Ordemann is not eligible for any unpaid Retention Payment after the date that he (A) voluntarily terminates employment with EPCO, (B) is terminated for “Cause” as defined in the retention agreement, (C) retires prior to the end of the Retention Period or (D) ceases employment to report to active duty (unless the law otherwise requires payment).
     A copy of the retention agreement is filed as Exhibit 10.1 to the Form 8-K filed by EPD on October 14, 2010 and is incorporated by reference into this Item 5.02(e).
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Retention Agreement between William Ordemann and Enterprise Products Company dated effective October 1, 2010 (incorporated by reference to Exhibit 10.1 to Form 8-K filed by Enterprise Products Partners L.P. on October 14, 2010, Commission File No. 1-14323).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNCAN ENERGY PARTNERS L.P. (A Delaware Limited Partnership)
By:	DEP Holdings, LLC, as General Partner

Date: October 20, 2010	By:	/s/ Michael J. Knesek
Michael J. Knesek
Senior Vice President, Controller and Principal Accounting Officer of the General Partner

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retention Agreement between William Ordemann and Enterprise Products Company dated effective October 1, 2010 (incorporated by reference to Exhibit 10.1 to Form 8-K filed by Enterprise Products Partners L.P. on October 14, 2010, Commission File No. 1-14323).